                             AMENDED AND RESTATED


                          LOAN AND SECURITY AGREEMENT
                           dated as of June 1, 2000
                                 by and among


                         wire one technologies, inc.,


                            ALLCOMM PRODUCTS CORP.

                                      and

                       SUMMIT COMMERCIAL/GIBRALTAR CORP.



                               TABLE OF CONTENTS

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ARTICLE I  CERTAIN DEFINITIONS AND ACCOUNTING TERMS...............................................................1

   Section 1.01.        Defined Terms.............................................................................1
   Section 1.02.        Use of Defined Terms.....................................................................12
   Section 1.03.        Accounting Terms.........................................................................12

ARTICLE II  AMOUNTS AND TERMS OF THE LOANS.......................................................................12

   Section 2.01.        Revolving Loans..........................................................................12
   Section 2.02.        Requests for Revolving Loans.............................................................12
   Section 2.03.        Repayment of Principal...................................................................13
   Section 2.04.        Interest Payments........................................................................13
   Section 2.05.        Fees.....................................................................................14
   Section 2.06.        Excess Loans.............................................................................14
   Section 2.07.        Availability Reserves....................................................................14
   Section 2.08.        Borrowers' Loan Account..................................................................15
   Section 2.09.        Statements...............................................................................15

ARTICLE IIA  LETTERS OF CREDIT...................................................................................15

   Section 2A.01.       Commitment and Issuance of Letters of Credit.............................................15
   Section 2A.02.       Risks of Acts or Omissions...............................................................16
   Section 2A.03.       Documentation............................................................................16
   Section 2A.04.       Action, Inaction and Omission............................................................17
   Section 2A.05.       Change in Law of Regulations.............................................................17
   Section 2A.06.       Payments and Fees........................................................................18
   Section 2A.07.       Indemnification..........................................................................18
   Section 2A.08.       Conformity, Delay, Etc...................................................................18

   ARTICLE III  LOAN PROCEEDS AND PAYMENTS.......................................................................19

   Section 3.01.        Collection of Accounts...................................................................19
   Section 3.02.        Use of Loan Proceeds.....................................................................20
   Section 3.03.        Payments.................................................................................20
   Section 3.04.        Payment on Non-Business Days.............................................................21
   Section 3.05.        Net Payments.............................................................................21

   ARTICLE IV  CONDITIONS........................................................................................21

   Section 4.01.        Conditions Precedent to Initial Revolving Loan and
                        Initial Letter of Credit.................................................................21
   Section 4.02.        Conditions Precedent to All Loans and All Letters of Credit..............................23


                                     (i)

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   ARTICLE V  GRANT OF SECURITY INTERESTS........................................................................23

   Section 5.01.        Grant of Security Interests..............................................................23
   Section 5.02         Verification of Accounts Receivable......................................................24
   Section 5.03.        Borrowers' Collection Authority..........................................................24
   Section 5.04.        Chattel Paper and Instruments............................................................25
   Section 5.05.        Power of Attorney........................................................................25
   Section 5.06         Right to Cure............................................................................26
   Section 5.07.        Access to Premises.......................................................................26
   Section 5.08.        Test Verifications.......................................................................26

   ARTICLE VI  REPRESENTATIONS AND WARRANTIES....................................................................27

   Section 6.01.        Representations and Warranties...........................................................27

   ARTICLE VII  COVENANTS OF THE BORROWERS.......................................................................33

   Section 7.01.        Affirmative Covenants Other Than Reporting Requirements..................................33
   Section 7.02.        Negative Covenants.......................................................................36
   Section 7.03.        Reporting Requirements...................................................................40
   Section 7.04.        Covenants Relating to the Collateral.....................................................43

ARTICLE VIII  DEFAULT AND REMEDIES...............................................................................44

   Section 8.01.        Events of Default........................................................................44
   Section 8.02.        Rights and Remedies Upon Default.........................................................46
   Section 8.03.        Set-off..................................................................................47
   Section 8.04.        Right to Cure............................................................................47
   Section 8.05.        Rights Cumulative........................................................................48
   Section 8.06.        Notice of Sale, etc......................................................................48

ARTICLE IX  MISCELLANEOUS........................................................................................48

   Section 9.01.        No Waiver; Cumulative Remedies...........................................................48
   Section 9.02.        Amendments, Waivers and Consents.........................................................48
   Section 9.03.        Addresses for Notices, etc...............................................................49
   Section 9.04.        Costs, Expenses and Taxes................................................................49
   Section 9.05.        Termination..............................................................................50
   Section 9.06.        Representations and Warranties...........................................................51
   Section 9.07.        Binding Effect; Assignment...............................................................51
   Section 9.08.        Reproduction of Agreement................................................................51
   Section 9.09.        Consent to Jurisdiction..................................................................52
   Section 9.10.        Governing Law............................................................................52
   Section 9.11.        Severability.............................................................................52
   Section 9.12.        Headings.................................................................................52
   Section 9.13         Indemnification..........................................................................53
   Section 9.14.        Waiver of Jury Trial.....................................................................53
   Section 9.15.        Release of Lender........................................................................53


                                     (ii)

                                 EXHIBIT LIST


Exhibit A          -      Subsidiaries; partnerships; joint ventures
Exhibit B          -      Options, warrants, etc.
Exhibit C          -      Litigation; administrative proceedings
Exhibit D                 Intellectual property
Exhibit E          -      Employee Benefit Plans
Exhibit F          -      Existing Indebtedness and Liens
Exhibit G          -      Collateral Locations






                                    (iii)

         AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of June 1, 2000 by and among WIRE ONE TECHNOLOGIES, INC., a Delaware corporation and successor by merger to ACC (as defined below) ("WOT"), and ALLCOMM PRODUCTS CORP., a Delaware corporation ("APC", together with WOT, collectively, the "Borrowers", and, each individually, a "Borrower"); and SUMMIT COMMERCIAL/GIBRALTAR CORP., a New York corporation (together with its successors and assigns, the "Lender").

         WHEREAS, WOT was formerly known as "VIEW TECH, INC." ("VTI") and is the surviving entity pursuant to an Agreement and Plan of Merger, dated as of December 27, 1999 (the "Merger"), by and between ALL COMMUNICATIONS CORPORATION, a New Jersey corporation ("ACC"), and VTI, which Merger became effective as of May 18, 2000; and

         WHEREAS, the Lender, WOT, as successor by merger to ACC, and APC are parties to a Loan and Security Agreement, dated as of May 15, 1998 (the "Original Loan Agreement"), pursuant to which the Lender made available to ACC and APC a secured revolving line of credit in the original principal amount of $5,000,000 (the "Original Line of Credit"); and

         WHEREAS, the Lender has agreed to increase to $15,000,000 the maximum principal amount available under the Original Line of Credit, to extend the expiration date of the Original Line of Credit until May 15, 2002, and to further amend and restate the Original Loan Agreement all as more particularly set forth herein;

         NOW, THEREFORE, the Borrowers and the Lender, each party in consideration that the other join herein, hereby respectively act and agree as follows:


                                   ARTICLE I

                   CERTAIN DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01. Defined Terms. As used in this Agreement or in any certificate, instrument, agreement, document or opinion delivered in connection with this Agreement, the following terms shall have the meanings set out respectively after each:

         "Accounts Receivable" - All of the accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to either Borrower from any person for goods sold by either Borrower or for services rendered by either Borrower, or however otherwise established or created, all guarantees and security therefore, all rights, title and interest of either Borrower in the goods or services which give rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the Borrowers.

         "Acquisition" - Any purchase or other acquisition made by the Borrowers or any Subsidiary of either Borrower of all or substantially all of the business or assets of any other corporation or other entity or any line of business of another corporation or entity, all whether through the acquisition of stock or assets or otherwise.

         "Affiliate" - With respect to any Person (other than an individual) includes (i) any officer or director of such Person, (ii) any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and (iii) any other Person which owns, of record and/or beneficially, 5% or more of any class of equity securities of such Person.

         "Aggregate Revolving Loans" - The aggregate principal amount of all Revolving Loans and Excess Loans outstanding at any one time under this Agreement.

         "Agreement" (as in "this Agreement") - This Loan Agreement, as the same may be amended from time to time.

         "Availability Reserves" - As of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Commitment Amount, the Revolving Loans or the Letter of Credit Sublimit under the lending formula(s) provided for herein:
(a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may materially adversely affect any of (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of either Borrower, (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), (iv) the timely payment of any Account Receivable by an account debtor, or (v) the timely payment of any Indebtedness of either Borrower due to any Person, including without limitation Panasonic, or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrowers to Lender is incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default.

         "Base Rate" - That rate of interest per annum announced by the Summit Bank, from time to time, at its Principal Office, as being its base rate, it being understood that such rate is merely a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

         "Blocked Accounts" - As defined in Section 3.01.

         "Borrowing Base" - The sum (as shown on the Lender's records at anytime) of the following:

                  (a) seventy-five percent (75%) of the unpaid face amount of all Eligible Accounts, plus

                  (b) the lesser of (i) $5,000,000 or (ii) fifty percent (50%) of the cost or market value, whichever is lower, of all Eligible Inventory.

         "Business Day" - Any day which is not a Saturday, nor a Sunday, nor a public holiday under the laws of the United States of America or the State of New Jersey applicable to a national banking association or other day on which banks in New Jersey are authorized or directed to close.

         "Canon" - Canon U.S.A., Inc., a New York corporation, and its successors and assigns.

         "Canon Debt" - The indebtedness incurred by WOT pursuant to a Dealer Agreement, dated on or about January 13, 1998 by and between WOT and Canon.

         "Canon Intercreditor Agreement" - An Intercreditor Agreement dated as of June 1, 2000 by and between Canon and the Lender.

         "Capital Expenditures" - All acquisitions of machinery, equipment, land, leaseholds, buildings, leasehold improvements and all other expenditures for purposes which are considered to be fixed assets under generally accepted accounting principles consistently applied. Whenever a fixed asset is acquired by a lease which is required to be capitalized pursuant to Statement of Financial Accounting Standards No. 13 or any successor thereto, the amount required to be capitalized pursuant thereto shall be considered to be a Capital Expenditure in the year such asset is first leased.

         "Cash Flow Available" - For any period, the consolidated EBITDA of the Borrowers and their Subsidiaries for such period, minus each of the following: (i) all federal and state income taxes actually paid by the Borrowers and/or any of such Subsidiaries during such period, (ii) all cash payments in respect of Capital Expenditures by the Borrowers and/or any of such Subsidiaries during such period which are not financed with long-term Indebtedness, and (iii) all cash payments of principal of long-term Indebtedness of the Borrowers and any of such Subsidiaries (or the current portion thereof) during such period.

         "Charter" - The Certificate of Incorporation, Articles of Organization or other organizational document of a corporation referred to, in each case as amended to date.

         "Collateral" - As defined in Section 5.01.

         "Commitment" - The agreement of the Lender to make Revolving Loans to the Borrowers and cause Summit Bank to issue Letters of Credit pursuant to this Agreement.

         "Default" - Any event or circumstance which, with the passage of time or giving of notice or both, could become an Event of Default.

         "Determination Date" - The last day of each fiscal quarter of the Borrowers, commencing with the fiscal quarter ending as of June 30, 2000.

         "EBITDA" - The consolidated Net Income (or consolidated Net Loss) of the Borrowers and Subsidiaries for any period, plus, without duplication of any item, (i) all federal and state income taxes (but not taxes in the nature of an ad valorem property tax or a sales or excise tax) paid or accrued with respect to such period, (ii) all interest on any Indebtedness (whether senior debt or subordinated debt) paid or accrued by the Borrowers and/or any of their Subsidiaries for such period and actually deducted on the consolidated books of the Borrowers for the purposes of computation of consolidated Net Income (or consolidated Net Loss) for the period involved, and (iii) the amount of the provision for depreciation and/or amortization actually deducted on the consolidated books of the Borrowers for the purposes of computation of consolidated Net Income (or consolidated Net Loss) for the period involved.

         "Eligible Account" - An Account Receivable owing to either Borrower which initially and at all times until collected in full:

         (a)      is not more than ninety (90) days from the date of invoice;

         (b) arose in the ordinary course of business from Borrowers' bona fide performance of services for or sale of goods to an account debtor; provided that:

                           (i) any such services have been performed or such
                  goods have been shipped to such account debtor in either case in accordance with the terms and provisions contained in any documents related thereto; and

                           (ii) such sale does not arise from sales on
                  consignment, guaranteed sale, bill and hold, sale and return, sale on approval, or other terms under which payment by such account debtor may be conditional or contingent;

         (c)      is not evidenced by a promissory note or other instrument;

         (d) is subject to a perfected security interest in favor of Lender;

         (e) is not subject to any lien, security interest or other encumbrance in favor of any Person (other than the Lender or Panasonic);

         (f) is not subject to any deduction, contra, defense, counterclaim, dispute, set-off, defense, warranty claim, credit, discount, allowance, extension or adjustment by or granted to the account debtor under such account known to Borrower (except Borrowers' normal discounts allowed for prompt payment), and such account debtor has not complained as to its liability thereon nor returned any of the subject goods;

         (g)      is owed by an account debtor:

                           (i) as to which Borrowers have received no notice and
                  have no knowledge of bankruptcy, and insolvency or other facts which make collection doubtful

                           (ii) which is not an employee, shareholder or
                  Affiliate of either Borrower

                           (iii) the chief executive office of which is
                  located in the United States of America or, if located outside of the United States, the Lender shall have consented to such account debtor, which consent shall not be unreasonably withheld or subject to unreasonable conditions;

                           (iv) which is not a foreign government, or any
                  political subdivision, department, agency or instrumentality thereof;

                           (v) with respect to which there are no proceedings
                  or actions, known to either Borrower, which are threatened or pending that might result in any material adverse change in any such account debtor's financial condition;

                           (vi) which is deemed creditworthy at all times by
                  Lender, as determined by Lender in good faith.

         (h) does not consist of progress billings, bill and hold invoices or retainage invoices;

         (i) is valid, enforceable and collectible and with respect to which there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Account Receivable or reduce the amount payable or delay payment thereunder;

         (j) is owed by account debtor whose total indebtedness to Borrowers does not exceed an amount equal to the 33% of the aggregate Eligible Accounts due from other account debtors of the Borrowers; provided that (i) the portion of the such account debtor's Accounts Receivable not in excess of such amount, and (ii) any portion of such excess to which the Lender shall consent in writing, which consent shall not be unreasonably withheld, may still be deemed Eligible Accounts;

         (k) it has not been determined by the Lender in good faith to be unacceptable; and

         (l) is not an Account Receivable, which immediately prior to the Merger Effective Date was an account receivable of VTI or which arose from a sale by VTI prior to the Merger Effective Date (the Accounts Receivable described in this subparagraph (l) being herein called "VTI Excluded Accounts Receivable");

provided that (x) if at any time fifty percent (50%) or more of the aggregate amount of the accounts due from any account debtor are unpaid in whole or in part more than ninety (90) days from the respective dates of invoice, from and after such time none of the accounts (then existing or thereafter arising) due from such account debtor shall be deemed to be Eligible Accounts until such time as all accounts due from such account debtor are (as a result payments received thereon) no more than ninety (90) days from date of invoice, and (y) any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         "Eligible Inventory" - Finished goods of either Borrower and parts with respect thereto (but excluding packaging and shipping materials) which initially and at all times until sold:

         (a) are new and unused (except, with Lender's written approval, used equipment held for sale or lease);

         (b) are in first-class condition, merchantable and saleable through normal trade channels;

         (c) comply with applicable regulatory standards and requirements including such standards and requirements of the Federal Communications Commission;

         (d) are not unserviceable, obsolete, slow moving, returned, damaged or defective;

         (e)      are valued at the lower of cost or market;

         (f) are located at the chief executive offices of the Borrowers described in Section 6.01(m) or at any Premises under the control of the Borrowers (or, if not located at such chief executive offices or Premises, are items of Eligible L/C Inventory); provided that any landlord of any Premises leased by the Borrowers shall have executed an instrument waiving its lien in the Collateral and permitting Lender access to, and the right to remain on, the Premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral in form and substance satisfactory to the Lender in its sole discretion;

         (g) are subject to a perfected security interest in favor of the Lender;

         (h) are owned by the Borrowers free and clear of any lien, security interest or encumbrance therein or in the proceeds or products thereof, except in favor of the Lender or in favor of Panasonic; provided that such liens are subject to the applicable Subordination Agreement;

         (i)      have not been purchased or sold on consignment; and

         (j) have not been designated by Lender in good faith by written notice to the Borrowers as unacceptable for any reason;

provided that any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         "Eligible L/C Inventory" shall mean all Inventory owned by either Borrower and purchased through a Letter of Credit which is or will be in transit to the Borrowers' chief executive offices and which (a) is fully insured and evidence thereof is provided to Lender; (b) is subject to a perfected first priority security interest in favor of Lender; (c) is otherwise deemed to be "Eligible Inventory" pursuant to this Agreement; provided that all documents, notices, instruments, statements and bills of lading relating thereto, if any, which Lender may deem necessary or desirable to evidence ownership by Borrowers and/or to give effect to and protect the liens, security interests and other rights of Lender in connection therewith, are delivered to Lender.

         "Environmental Laws" - Any and all federal, state or local laws, ordinances or regulations pertaining to the protection of human health or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and any applicable statutes, regulations, rules, orders in council, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, and similar items of all governmental authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of Hazardous Substances, including, but not limited to, those pertaining to reporting, licensing, permitting, investigating and remediating emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

         "ERISA" - As defined in Section 6.01(l).

         "Event of Default" - Any of the events specified in Section 8.01 hereof.

         "Excess Loans" - As defined in Section 2.06.

         "Expiration Date" - May 15, 2002.

         "FINOVA" - FINOVA Capital Corporation, a Delaware corporation, its successors and assigns.

         "FINOVA Debt" - The indebtedness incurred by ACC pursuant to a Dealer Loan and Security Agreement" dated on or about November 25, 1998 by and between FINOVA and ACC.

         "FINOVA Intercreditor Agreement" - An Intercreditor Agreement dated as of November 30, 1998, by and between FINOVA and the Lender, as modified by a letter agreement between FINOVA and the Lender consenting to and acknowledging that (a) extensions of credit hereunder shall be deemed loans pursuant to the Creditor Loan Documents (as defined therein), (b) the Collateral other than the FINOVA Collateral (as defined therein) shall be deemed Non-FINOVA Collateral (as defined therein), and (c) WOT is the successor in interest to the Dealer (as defined therein).

         "GAAP" - United States generally accepted accounting principles, consistently applied over the period to which they relate and consistent with past financial statements.

         "Hazardous Substances" - With respect to real property located within the United States or any action or omission to act within the United States or affecting, directly or indirectly, any real property located within, human health in or the environment of the United States, oil and petroleum products, asbestos, polychlorinated biphenyls and urea formaldehyde, and any other materials classified as hazardous or toxic under any Environmental Laws.

         "Indebtedness" - The total of all obligations of a Person, whether current or long-term, senior or subordinated, which in accordance with generally accepted accounting principles would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined; and shall also include such Person's liability in respect of guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

         "Interest Coverage Ratio" - EBITDA divided by Total Interest Expense.

         "Interest Period" - The period commencing on the first day of any calendar quarter and ending on the last day of such calendar quarter.

         "Inventory" - All inventory of whatever name, nature, kind or description, including without limitation all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by either Borrower, parts, supplies, wrapping, packaging, advertising, shipping materials, devices, names and marks, and all contracts, rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, where ever located, now owned or hereafter acquired by the Borrowers.

         "Landlord Waiver and Consent" - Landlord Waiver and Consent of Vitamin Realty Associates, L.L.C. for the benefit of the Lender dated as of May 12, 1998, as modified by a letter agreement between Vitamin Realty Associates, LLC and the Lender consenting to and acknowledging that WOT is the successor-in-interest to ACC.

         "Letters of Credit" - As defined in Section 2A.01.

         "Letters of Credit Sublimit" - As defined in Section 2A.01.

         "Loan" - Any obligation (matured or unmatured) of the Borrowers to the Lender now or hereafter arising under or in respect of this Agreement (including, without limitation, any Revolving Loan or Excess Loan).

         "Loan Accounts" - As defined in Section 2.08.

         "Loan Documents" - This Agreement, the Landlord Waiver and Consent, the Validity and Support Agreement, the FINOVA Intercreditor Agreement and the Panasonic Subordination Agreement.

         "Margin stock" - As defined in Section 6.01(h).

         "Maximum Available Commitment" - At any time an amount equal to (a) the lesser of (i) the sum of the Borrowing Base as of such time or (ii) the Revolving Commitment Amount at such time, less (b) the sum of (i) the aggregate face amount of any Letters of Credit issued by the Lender or any of its Affiliates for the account of either Borrower, or (ii) any other extensions of credit by the Lender or any of its Affiliates to either Borrower.

         "Merger" - As defined in the Recitals.

         "Merger Effective Date" - May 18, 2000.

         "Net Income" (or "Net Loss") - The net income (or net loss, expressed as a negative number) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with GAAP.

         "Net Worth" - Tangible Net Worth less any Subordinated Debt to the extent taken into account for purposes of determining Tangible Net Worth.

         "Obligations" - Any and all Revolving Loans, Excess Loans, obligations to the Lender or Summit Bank with respect to the issuance of any Letter of Credit or a drawing thereunder and all other obligations, liabilities and indebtedness of every kind, nature and description owing by either Borrower to Lender and/or its Affiliates, including principal, interest' charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to either Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         "Panasonic" - Panasonic Communications & Systems Company, Division of Matsushita Electric Corporation of America, a Delaware corporation, and its successors and assigns.

         "Panasonic Debt" - The indebtedness incurred by ACC pursuant to a Dealer Agreement, Business Telephone Systems Division dated on or about May 20, 1992 by and between Panasonic and ACC.

         "Panasonic Subordination Agreement" - A Subordination Agreement dated as of May 15, 1998 between the Lender and Panasonic with respect to the subordination of the liens on the Collateral securing the Panasonic Debt, as modified by a letter agreement between FINOVA and the Lender consenting to and acknowledging that (a) extensions of credit hereunder shall be deemed included in "Debtor's indebtedness to LENDER" for purposes thereof, (b) the Collateral (as defined herein) shall be deemed "the Collateral" (as defined therein), and
(c) WOT is the successor in interest to the Debtor (as defined therein).

         "PBGC" - As defined in Section 6.01(l).

         "Person" - An individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "PictureTel" - PictureTel, Corporation, a Delaware corporation, and its successors and assigns.

         "PictureTel Debt" - The indebtedness incurred by WOT pursuant to a New Product Credit Agreement dated November 17, 1999 by and between WOT and PictureTel.

         "PictureTel Subordination Agreement" - A Subordination Agreement dated as of June 1, 2000 between the Lender and PictureTel with respect to the subordination of the PictureTel Debt.

         "Premises" - All locations now or hereafter owned, leased or operated by the Borrowers or by any Subsidiary of the Borrowers.

         "Principal Office" - With respect to the Lender, the principal place of business of the Lender, now located at 546 Fifth Avenue, New York, New York 10036, or with respect to Summit Bank, the office of Summit Bank located at 210 Main Street, Hackensack, New Jersey.

         "Public Reports" - as defined in Section 6.01(r).

         "Records" - All of each Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidences, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor of either Borrower, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other Person).

         "Reece" - Franklin A. Reece, III, as Agent for various lenders.

         "Reece Debt" - The indebtedness incurred by WOT pursuant to a Loan and Security Agreement dated November 17, 1999 by and between WOT and Reece.

         "Reece Subordination Agreement" - A Subordination Agreement dated as of June 1, 2000 by and between the Lender and Reece with respect to the Reece Debt.

         "Revolving Commitment Amount" - $15,000,000.

         "Revolving Loans" - Loans made by the Lender to the Borrowers pursuant to Section 2.01.

         "SEC" - The Securities and Exchange Commission.

         "Securities Act" - The Securities Act of 1933, as amended, and the rules and regulations promulgated pursuant thereto.

         "Securities Exchange Act" - The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant thereto.

         "Subsidiary" - As to any Person, any corporation or other entity as to which such Person and/or any of its Subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, more than fifty (50%) percent of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

         "Summit Bank" - Summit Bank, a New Jersey state chartered bank.

         "Tangible Net Worth" - An amount equal to the total assets of any Person (excluding the total intangible assets of such Person), minus the total liabilities of such Person, plus the principal amount of Subordinated Debt of the Borrowers then outstanding. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense, capitalized software and experimental and development expenses). Further, Tangible Net Worth shall expressly exclude (1) any write-up in the book value of any assets resulting from a revaluation thereof after the date of this Agreement, (2) earnings or losses attributable to equity interests in Persons that are not Subsidiaries, unless actually received, (3) the effect of any changes in the method of accounting and (4) minority interests in any Subsidiaries which are not wholly-owned.

         "Total Interest Expense" - For any period, with respect to the Borrowers, without duplication, the sum of (i) the interest expense paid or accrued during such period, (ii) the interest component of any Capital Expenditures, and (iii) all commitment fees and similar fees payable or paid during such period in respect of Indebtedness.

         "Validity and Support Agreement" - The Validity and Support Agreement of even date herewith of Richard Reiss in favor of the Lender.

         "VTI" - As defined in the Recitals.

         "VTI Excluded Accounts Receivable" - As defined in the definition of Eligible Accounts.

         "VTI Financing Documents" - The Credit Agreement between VTI and its wholly-owned subsidiary, USTeleCenters, Inc., and Imperial Bank effective November 21, 1997, providing for a $15,000,000 line of credit.

         Section 1.02. Use of Defined Terms. Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

         Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.


                                  ARTICLE II

                        AMOUNTS AND TERMS OF THE LOANS

         Section 2.01. Revolving Loans. Subject to the terms and conditions hereinafter set forth, the Lender agrees that, upon the Borrowers' request, the Lender will make a loan under this Section 2.01 (each, a "Revolving Loan") to the Borrowers, on any Business Day prior to the first to occur of (i) the Expiration Date, or (ii) the earlier termination of the Commitment pursuant to
Section 8.02 or 9.05, in an amount equal to the Revolving Loans then being requested by the Borrowers. The Commitment of the Lender to make Revolving Loans shall terminate and the Lender shall have no further obligation or liability with respect thereto upon the first to occur of said events described in clauses
(i) and (ii) of the preceding sentence. In no event shall the Aggregate Revolving Loans outstanding or requested be such that, after giving effect to any such request, the Aggregate Revolving Loans would exceed the Maximum Available Commitment. The Loans shall not be evidenced by promissory notes or other evidences of indebtedness.

         Section 2.02. Requests for Revolving Loans. On each occasion when the Borrowers request Revolving Loans, the Borrowers will give the Lender telephonic or written notice, specifying the aggregate principal amount of the Revolving Loans so requested and the Borrower to which such Revolving Loan shall be disbursed, by no later than 11:00 a.m. on the Business Day upon which such Revolving Loans are to be made.

         Section 2.03. Repayment of Principal. The Borrowers jointly and severally agree to repay in full all Loans (together with all interest accrued thereon) on the first to occur of (i) the Expiration Date, or (ii) an acceleration under Section 8.02(a) following an Event of Default. Subject to
Section 9.05, the Borrowers may prepay, at any time and from time to time, without premium or penalty, the whole or any portion of the Loans.

         Prior to the Expiration Date and within the other limits and on the conditions contained in this Agreement, the principal amounts of the Revolving Loans which are prepaid or repaid are available for reborrowing hereunder. All Loans not repaid prior to the Expiration Date will be due and payable in full on the Expiration Date, together with all unpaid interest accrued thereon to the date of payment.

         Section 2.04. Interest Payments. (a) The Borrowers agree, jointly and severally, to pay interest on the principal amount of the Loans outstanding from time to time, from the date of the initial Loan hereunder until payment of all Loans in full at a rate per annum equal to one half of one percent (.50%) plus the Base Rate, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in such rate of interest to become effective on the same day on which any change in the Base Rate is effective. Interest will be payable monthly in arrears on the first day of each month, commencing with the first such date after the making of any Loan.

         (b) From and after June 30, 2000, and so long as no Event of Default shall have occurred, the rate of interest payable by the Borrowers on the Loans for any Interest Period shall be subject to adjustment, as follows:

                           (i) For the Interest Period commencing immediately
                  after the end of any fiscal quarter with respect to which the Lender has timely received a quarterly certificate as required by Section 7.03(c) of this Agreement, provided the Borrowers have maintained quarterly EBITDA for such quarter of at least $500,000, the rate of interest payable by the Borrowers on the principal amount of Loans outstanding from time to time during such Interest Period shall be adjusted effective as of the first day of such Interest Period and shall be equal to one quarter of one percent (.25%) plus the Base Rate.

                           (ii) For the Interest Period commencing immediately
                  after the end of any fiscal quarter with respect to which the Lender has timely received a quarterly certificate as required by Section 7.03(c) of this Agreement, provided the Borrowers have maintained quarterly EBITDA for such quarter of more than $1,000,000, the rate of interest payable by the Borrowers on the principal amount of Loans outstanding from time to time during such Interest Period shall be adjusted effective as of the first day of such Interest Period and shall be equal to the Base Rate.

         (c) If no adjustment is to be made pursuant to Section 2.04(b) of this Agreement, the rate of interest payable by the Borrowers on the principal amount of Loans outstanding from time to time during such Interest Period shall be the rate of interest as provided in Section 2.04(a) of this Agreement effective as of the first day of such Interest Period.

         (d) Overdue principal of the Loans and, to the extent permitted by law, overdue interest on the Loans shall bear interest at a rate per annum which at all times shall be equal to the sum of (i) two (2%) percent per annum plus (ii) the rate otherwise applicable to the Loans (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand.

         Section 2.05. Fees. Borrowers agree jointly and severally to pay Lender the following:

         (a) an amendment fee in the amount $20,000, payable as of the date hereof;

         (b) an annual facility fee in the amount of $17,500, no portion of which shall be refundable, earned and payable as of May 15 of each year occurring prior to the Expiration Date; provided that the first of which has been paid on or before the date hereof; and

         (c) an additional annual facility fee in the amount of $15,000, no portion of which shall be refundable, earned and payable on the first day of the next month following such occurrence, if, at any time during the twelve (12) months preceding each anniversary of the date hereof (including the Expiration
Date), the Aggregate Revolving Loans outstanding under this Agreement exceeded $10,000,000.

         The fees provided for in this Section 2.05 are in addition to any fees, balances or charges which may be applicable to other services now or hereafter provided to the Borrowers by the Lender or by any of their respective affiliates.

         Section 2.06.  Excess Loans. Notwithstanding the provisions of
Section 2.01 above, Lender may make Excess Loans (as defined below) to Borrowers. In the event (a) that, at any time, the Aggregate Revolving Loans exceed the Maximum Available Commitment, or (b) any Borrower should directly or indirectly become indebted to Lender for obligations other than those arising under this Agreement, then in such cases, such advances or such indebtedness shall be considered "Excess Loans" and shall be covered by the terms of this Agreement, including but not limited to those provisions affording the Lender a security interest in the Collateral so as to secure payment of all such Excess Loans. Notwithstanding anything stated herein to the contrary, the Lender shall be under no obligation (and has not committed) either to extend or permit Excess Loans.

         Section 2.07. Availability Reserves. Without limiting any other rights or remedies of the Lender hereunder or under the other Loan Document, all Revolving Loans otherwise available to Borrower pursuant to the lending formulas described above and subject to the Maximum Available Commitment and other applicable limits hereunder shall be subject to Lender's continuing right to in good faith establish and revise Availability Reserves.

         Section 2.08. Borrowers' Loan Account. The Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans and other Obligations and the Collateral, (b) all payments made by or on behalf of either Borrower, and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest (each such loan account being herein called a "Loan Account" and all such loan accounts being herein collectively called the "Loan Accounts"). All entries in the Loan

Account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         Section 2.09. Statements. The Lender shall render to the Borrowers each month a statement setting forth the balance in the Borrower's respective Loan Account(s) maintained by Lender pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by the Borrowers and conclusively binding upon the Borrowers as an account stated except to the extent that the Lender receives a written notice from the Borrowers of any specific exceptions thereto within ten (10) days after the date such statement has been mailed by the Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in the Borrower's respective Loan Account(s) on the books of the Lender shall be presumptive evidence of the amounts due and owing to Lender by Borrower.


                                  ARTICLE IIA

                               LETTERS OF CREDIT

         Section 2A.01.    Commitment and Issuance of Letters of Credit.

         (a) Subject to the terms and conditions set forth in this Agreement, upon written request of the Borrowers, accompanied by such letter of credit applications or other instruments as the Lender or Summit Bank may require from time to time, the Lender through Summit Bank shall issue and process letters of credit on behalf of the Borrowers (the "Letters of Credit") in amounts not to exceed at any time in the aggregate, the lesser of (i) the sum of One Million Dollars ($1,000,000) (the "Letter of Credit Sublimit") or (ii) the Maximum Available Commitment as of such time.

         (b) No Letter of Credit shall be issued after, or expire after, the Expiration Date and no Letter of Credit shall have an expiration date more than six (6) months after issuance thereof. The Borrowers may utilize each Letter of Credit to secure payments to suppliers of Inventory and for other purpose reasonably satisfactory to the Lender.

         (c) The Lender shall cause Letters of Credit to be issued by Summit Bank for the account of the Borrowers in favor of a named beneficiary specified by the Borrowers in their written notice requesting such issuance upon such terms and conditions as Summit Bank may require.

         Section 2A.02. Risks of Acts or Omissions. With respect to each Letter of Credit issued by Summit Bank pursuant to this Article IIA, the Borrowers agree to accept all risks of acts or omissions of any beneficiary or transferee of any such Letter of Credit. In furtherance of, and not in limitation of, the rights and powers of Summit Bank under the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (the "UCP") or under such Letter of Credit, but subject to all other provisions of this Article IIA, it is understood and agreed with respect to each such Letter of Credit, that neither Summit Bank nor the Lender shall have any liability for and the Borrowers assume all responsibility for:

         (a)      the genuineness of any signature on behalf of the Borrowers;

         (b) the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document required by any such Letter of Credit or the authority of the person signing the same;

         (c) the failure of any instrument to bear any reference or adequate reference to any such Letter of Credit or the failure or any person to note the amount of any instrument on the reverse side of any such Letter of Credit or to surrender any such Letter of Credit or to forward documents in the manner required by any such Letter of Credit, or otherwise to comply with the terms and conditions of any Letter of Credit or;

         (d) the acts of any person other than Summit Bank, the Lender and their respective agents and employees;

         (e) the existence, form, sufficiency or breach of or default under any agreement or instrument of any nature whatsoever;

         (f) any delay in giving or failure to give any notice, demand or protest; and

         (g) any error, omission, delay in or nondelivery of any notice or other communication, however sent.

         Section 2A.03. Documentation. In furtherance of, and not in limitation of, the rights and powers of Summit Bank under the UCP and each Letter of Credit, the determination as to whether the required documents are presented prior to the expiration of any Letter of Credit and whether such other documents are in proper and sufficient from for compliance with such Letter of Credit shall be made by Summit Bank in its sole and absolute discretion, which determination shall be conclusive and binding upon the Borrowers and the named beneficiary of such Letter of Credit.

         Section 2A.04. Action, Inaction and Omission. In furtherance of, and not in limitation of, the rights and powers of Summit Bank under the UCP and each Letter of Credit, any action, inaction or omission on the part of Summit Bank, except for gross negligence or willful misconduct of Summit Bank, under or in connection with any Letter of Credit or related instruments or documents, if in good faith and conformity with such laws, regulations or commercial or banking customs as Summit Bank may deem to be applicable, shall (i) be binding upon the Borrowers; (ii) shall not place Summit Bank or the Lender under any liability to the Borrowers; and (iii) shall not affect, impair or prevent the vesting of any of the rights or powers of the Lender or Summit Bank hereunder or the Borrowers' obligation to make reimbursements of any amount paid on any such Letter of Credit. In furtherance of the foregoing Summit Bank and Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to grant any extensions of the maturity of, time or payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the Letters of Credit. All of the foregoing actions may be taken in Lender's sole name and Summit Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Lender, all without any notice to or any consent from Borrowers. None of the foregoing actions described in this section may be taken by Borrowers without Lender's express written consent.

         Section 2A.05. Change in Law of Regulations. If any change in any law, executive order, or regulation or in any request or directive of any administrative or governmental authority (whether or not having the force of law) or in the interpretation of any of the foregoing by any court or administrative or governmental authority charged with the administration thereof shall either:

         (a) increase, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by Summit Bank, or

         (b) impose on Summit Bank any other condition regarding this Agreement and any Letter of Credit or issued pursuant hereto, and the effect of any such change shall be to increase the cost to Summit Bank of issuing or maintaining any such Letter of Credit then,

Upon demand by Summit Bank or the Lender, the Borrowers shall immediately pay to Summit Bank from time to time as specified by Summit Bank or the Lender, an additional amount which shall be sufficient to compensate Summit Bank for such increased cost, together with interest on each such amount from the date demanded until payment in full is tendered, at a rate per annum equal to one percent (1%) above the Base Rate. Summit Bank's determination of the amount of such costs (and the allocation, if any, of such costs among the Borrowers and other customers which have arrangements with Summit Bank similar to those contained herein relating to Letters of Credit) shall, in the absence of manifest error, be conclusive. Upon written request from the Borrowers, the Lender shall provide an explanation of the basis of such allocation.

         Section 2A.06. Payments and Fees. The Lender shall be paid, upon demand, Summit Bank's standard fees and expenses for Letters of Credit and as such are then in effect, as Summit Bank, in its sole and absolute discretion, shall set from time to time. The Lender shall be paid a fee of one percent
(1%) of the face amount of all documentary Letters of Credit (or renewals or extensions thereof), having expiration dates not more than ninety (90) days following issuance (or renewal or extension) thereof, and a fee of one and one-half percent (1-1/2%) of the face amount of all standby Letters of Credit (or renewals or extensions thereof), having expiration dates not more than six
(6) months following issuance (or renewal or extension) thereof. Documentary or standby Letters of Credit (or renewals or extensions thereof) having terms in excess of those provided in the preceding sentence may be made available by the Lender in its discretion with the consent of Summit Bank in consideration of such fees and on such terms and conditions as Summit Bank may require for Letters of Credit issued for the account of the Borrowers for longer terms. Said fees shall be payable to the Lender upon the issuance of a Letter of Credit and upon the renewal or extension of a Letter of Credit. All fees and expenses may be charged by the Lender to any Loan Account of the Borrowers maintained with the Lender. In furtherance of, and not in limitation of, the rights and powers of Summit Bank under each Letter of Credit, the Lender shall also be paid, upon demand, all payments made, or reasonable expenses incurred, in connection with the processing of or payment under any such Letters of Credit. The obligation of the Borrowers to reimburse the Lender shall be, joint and several absolute and unconditional under any and all circumstances and irrespective of any setoff. In the sole and absolute discretion of the Lender, any payment not rendered upon demand may be deemed an additional sum borrowed as a Revolving Loan hereunder.

         Section 2A.07. Indemnification. Borrowers unconditionally, jointly and severally, agree to indemnify and hold Lender and Summit Bank harmless from any and all loss, claim or liability (including reasonable attorneys' fees) arising from any transactions or occurrences relating to any Letter of Credit established or opened for Borrowers' account, the Collateral relating thereto and any drafts or acceptances thereunder, including any such loss or claim due to any action taken by Summit Bank in good faith. Borrowers further, jointly and severally, agree to indemnify and hold Lender and Summit Bank harmless for any good faith errors or omissions in connection with any Letter of Credit, whether caused by Lender or Summit Bank or otherwise. Borrowers' unconditional obligation to indemnify and hold Lender and Summit Bank harmless under this provision shall not be modified or diminished for any reason or in any manner whatsoever, except for Lender's or Summit Bank's bad faith or willful misconduct. Borrowers agree that any charges made to Lender or Summit Bank shall be conclusive on Borrowers and may be charged to Borrowers' Loan Account.

         Section 2A.08. Conformity, Delay, Etc. Neither Lender nor Summit Bank shall be responsible for: the conformity of any goods to the documents presented; the validity or genuineness of any documents; delay, default, or fraud by Borrowers or shipper and/or anyone else in connection with any Letter of Credit or any underlying transaction.


                                  ARTICLE III

                          LOAN PROCEEDS AND PAYMENTS

         Section 3.01.     Collection of Accounts.

         (a) Borrowers and all of their respective Affiliates, Subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for the Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and or proceeds of Accounts Receivable or other Collateral which come into their possession or under their control and, immediately upon receipt thereof, shall (i) deposit or cause the same to be deposited in a deposit account in the name of the Lender or the Blocked Accounts, if any, or (ii) remit the same or cause the same to be remitted, in kind, to Lender, or sent to a post office box designated by and/or in the name of the Lender; provided that at such time and only for so long as the sum of the Aggregate Revolving Loans and the aggregate face amount of Letters of Credit outstanding does not exceed $2,000,000, and provided that no Event of Default shall have occurred and that the Obligations of Borrowers hereunder do not exceed the Borrowing Base, the Borrowers shall not be required to comply with the terms and provisions of this sentence. In no event shall the same be commingled with the funds of either Borrower. The Borrowers, jointly and severally, agrees to reimburse the Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligations of Borrowers to reimburse Lender for such amounts pursuant to this Section shall survive the termination or non-renewal of this Agreement.

         (b) Upon written notice by the Lender to the Borrowers, the Borrower shall establish and maintain, at their joint and several expense, such blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which each Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts Receivable and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

         Section 3.02. Use of Loan Proceeds. The proceeds of all Loans will be used by the Borrowers for working capital purposes.

         Section 3.03.  Payments.

         (a) Except as otherwise provided in Section 3.01 and Section 8.03, all payments of interest, principal and any other sum payable hereunder shall be made to the Lender, in immediately available funds, at its Principal
Office, by wire transfer to a deposit account of the Lender, designated by the Lender in writing.

         (b) At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Loan Documents may be charged directly to any Loan Account maintained by Lender for the Borrowers.

         (c) If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and shall continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned.

         (d) This Section 3.03 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds and shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         (e) Subject to the provisions of Section 9.04, all payments received by the Lender shall be applied as follows: First, to fees, costs, charges and expenses of the Lender payable by the Borrowers under this Agreement; Second, to the payment of interest; Third, to the payment of principal of the Loans; and Fourth, subject to claims of Persons (other than the Borrowers) and so long as no Event of Default, or any event which with the passage of time or notice, or both, would constitute an Event of Default, has occurred and is continuing, to the Borrowers.

         (f) For purposes of calculating interest on the Loans, any Loan Account of Borrowers maintained by the Lender shall be credited with remittances and other payments, whether received directly or in kind by the Lender, three (3) Business Days following receipt by the Lender of advice of receipt of such remittances or funds in a bank account in the name of the Lender, subject in either case to final payment and collection. For purposes of calculating the amount of the Maximum Available Commitment, remittances or other payments shall be deemed to have been credited to any Loan Account of the Borrowers maintained by the Lender and the Accounts Receivable to which they relate, upon the Business Day of receipt by the Lender of advice of receipt of such remittances or funds in a bank account in the name of the Lender; provided that such advice is received before 2:00 p.m. of any Business Day; or in the case of remittances or other payments received directly or in kind by the Lender, upon the date of the Lender's deposit thereof in a bank account in the name of the Lender; provided that such advice is received before 2:00 p.m. of any Business Day; subject in either case to final payment and collection. Advices as to receipt of remittances or cash received after 2:00 p.m. of any Business Day shall be deemed received on the following Business Day.

         Section 3.04. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and, subject to
Section 3.03, interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time.

         Section 3.05. Net Payments. All payments by the Borrowers hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, posts, fees, deductions, withholding, restrictions or conditions of any kind, notwithstanding any claim which either Borrower may now or at any time hereafter have against the Lender.

                                  ARTICLE IV

                                  CONDITIONS

         Section 4.01. Conditions Precedent to Initial Revolving Loan and Initial Letter of Credit. Prior to the initial Revolving Loan hereunder and the issuance of the initial Letter of Credit, the Borrowers shall deliver to the Lender a duly executed copy of this Agreement, the letter agreements executed in connection with the Landlord Waiver and Consent, the FINOVA Intercreditor Agreement and the Panasonic Subordination Agreement that are referred to in the definitions thereof, and the other Loan Documents and shall deliver to the Lender the documents enumerated below in this Section 4.01, all of which, as well as all legal matters incident to the transactions contemplated hereby, shall be satisfactory in form and substance to the Lender and its counsel:

         (a) Certified copies of the resolutions of the Board of Directors (and, if necessary, the stockholders) of each Borrower evidencing approval of this Agreement and the other Loan Documents and the other matters contemplated hereby and thereby and certified copies of all documents evidencing other necessary corporate action or approvals, if any, with respect to this Agreement and the other Loan Documents and such other matters, including, without limitation, any required approvals of governmental authorities and other Persons.

         (b) A certificate, signed by the Secretary of each Borrower, setting forth the names and titles of the officers of such Borrower authorized to sign this Agreement, the other Loan Documents and any and all other agreements, certificates, notices and reports referred to herein; such certificate shall contain the true signatures of such officers and shall state that the Lender may conclusively rely on the statements made therein until the Lender shall receive a further certificate of such Secretary canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate.

         (c) A copy of the Charter of each Borrower and all amendments thereto, certified by the Secretary of State of the jurisdiction of incorporation of such Borrower; a copy of the by-laws of each Borrower, as amended to date, as certified by its Secretary; certificates of legal existence and good standing for each Borrowers in its jurisdiction of incorporation; and certificates of the appropriate state officials and agencies in all other jurisdictions in which each Borrower owns, leases or operates any real or personal property and in each other jurisdiction in which such Borrower is required to qualify to do business, in each case attesting as to such Borrower's qualification and good standing in each such jurisdiction.

         (d) A favorable written opinion of counsel to the Borrowers, in form and substance satisfactory to the Lender.

         (e) Treasurer's certificates or other appropriate evidence as to the filing by each Borrowers of all relevant tax reports and returns and the payment of all taxes imposed by each relevant jurisdiction.

         (f) Consolidated financial statements of ACC and Subsidiaries, and VTI and Subsidiaries, respectively, as of December 31, 1999 and for the year then ended prepared in accordance with GAAP, certified by an independent public accounting firm reasonably satisfactory to the Lender, which financial statements shall reflect a consolidated Net Loss of ACC and Subsidiaries and VTI and Subsidiaries, respectively, for the year ended December 31, 1999 of no more than $9,600,000, pro forma consolidated financial statements of the Borrowers as of December 31, 1999 and for the year then ended, after giving effect to the Merger, and consolidated financial statements of ACC and Subsidiaries, and VTI and Subsidiaries, respectively, as of March 31, 2000 and for the quarter then ended prepared in accordance with GAAP.

         (g) A monthly budget and projected financial statements, including balance sheets and statements of income and cash flow of the Borrowers, prepared on a consolidated basis for the year ending December 31, 2000, which shall be satisfactory in all respects as to form and substance to the Lender.

         (h)      Certificates of the insurance required by this Agreement.

         (i) A certificate of the chief executive officer of each Borrower dated the date of such initial Loan, affirming compliance with the conditions of Sections 4.02(a)-(d).

         (j) A certificate executed by the chief financial officer of the Borrowers, dated the date of such initial Loan, demonstrating compliance with the condition of Section 4.01(f).

         (k) All instruments and legal, governmental, administrative and corporate proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lender and its counsel, and the Lender shall have received copies of all documents, including, without limitation, records of corporate or other proceedings and any consents, licenses, approvals, permits and orders required to be secured by the Borrowers in connection with the transactions contemplated herein or which the Lender may have reasonably requested in connection therewith.

         (l) The VTI Financing Documents shall have been terminated, all indebtedness thereunder shall have been paid in full and all liens in connection therewith shall have been discharged and released.

         Section 4.02. Conditions Precedent to All Loans and All Letters of Credit. The obligation of the Lender to make any Loan (including the initial Revolving Loan)or to cause Summit Bank to issue any Letter of Credit (including the initial Letter of Credit) is subject to the further conditions precedent that on the date on which such Loan is made or Letter of Credit is issued (and after giving effect thereto):

         (a) The statements, representations and warranties of the Borrowers made in this Agreement shall continue to be correct as of the date of such Loan.

         (b) The covenants and agreements of the Borrowers contained herein shall have been complied with on and as of the date of such Loan.

         (c) No Default or Event of Default shall have occurred and be continuing.

         (d) No material adverse change shall have occurred in the financial condition of the Borrowers from that disclosed in the financial statements then most recently furnished to the Lender.


                                   ARTICLE V

                          GRANT OF SECURITY INTERESTS

         Section 5.01. Grant of Security Interests. To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing by Borrower, whether now or hereafter existing, and wherever located (collectively, the "Collateral"):

                  (a)      Accounts Receivable;

                  (b) All present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, (including, without limitation, licenses issued by any governmental agency), permits, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties;

                  (c) All present and future moneys, securities, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts Receivable and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts Receivable or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                  (d)      Inventory;

                  (e)      Records relating to the foregoing; and

                  (f) All products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         Section 5.02. Verification of Accounts Receivable. Lender shall have the right, which right Lender agrees to exercise in a commercially reasonable manner, at any time or times, in Lender's name or in the name of a nominee of Lender, to verify in good faith the validity, amount or any other matter relating to any Account Receivable or other Collateral, by mail, telephone, facsimile transmission or otherwise.

         Section 5.03. Borrowers' Collection Authority. Each of the Borrowers is authorized to collect its Accounts Receivable and any other monetary obligations included in, or proceeds of the Collateral on behalf of and in trust for the Lender, at Borrower's expense, but such authority shall automatically terminate upon the occurrence of an Event of Default. Lender may in good faith, at Lender's option, modify or terminate such authority at any time whether or not a Default or an Event of Default has occurred and is continuing and thereafter, Lender may directly collect the Accounts Receivable of the Borrowers and such other monetary obligations or proceeds.

         Without limiting the foregoing paragraph, Lender may in good faith, at any time or times, whether or not a Default or Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts Receivable (or any and all obligors or bailees with respect to any other Collateral that such Collateral) have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts Receivable or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the obligations, (iii) demand, collect or enforce payment of any Accounts Receivable or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At Lender's good faith request, all invoices and statements sent to any account debtor, obligor or bailee shall state that the Accounts Receivable, any other Collateral and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts Receivable as Lender may require.

         Nothing in this Subsection 5.03 shall limit the rights and remedies of the Lender pursuant to Article II with respect to the collection of Accounts Receivable or any other account of the Borrowers.

         Section 5.04. Chattel Paper and Instruments. The Borrowers shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments which either Borrower now owns or may at any time acquire immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree.

         Section 5.05. Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, in a commercially reasonable manner: (a) at any time an Event of Default exists or has occurred and is continuing, to (i) demand payment on Accounts Receivable or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts Receivable by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Accounts Receivable or other Collateral, (iv) sell or assign any Account Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew any Account Receivable, (vi) discharge and release any Account Receivable,
(vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to such Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Loan Documents, and (b) at any time, to the extent reasonably necessary, to protect the Lender's interests, to (i) take control in any manner of any item of payment or proceeds thereof, (ii) bar access to any postal box into which such Borrower's mail is deposited, (iii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations,
(iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) in good faith sign such Borrower's name on any verification of Accounts Receivable and notices thereof to account debtors, and (vi) execute in such Borrower's name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         Section 5.06. Right to Cure. Lender may, to the extent reasonably necessary to protect the Lender's interests, at its option, (a) cure any default by either Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against such Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral, and (c) pay any amount, incur any expense or perform any act which, in Lender's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the obligations and charge either Borrower's account therefor, such amounts to be repayable by the Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of either Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert a Default or Event of Default hereunder and to proceed accordingly.

         Section 5.07. Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers, which expense shall be reasonable, (a) Lender or its designee shall have complete access to all of the Premises during normal business hours and after reasonable notice to Borrower, or at any time and without notice to Borrower if a Default or Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and inspecting, verifying, auditing examining, copying and making extracts from, all of Borrowers' books and records, including, without limitation, the Records, and (b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender may use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and for the collection of Accounts Receivable and realization of other Collateral.

         Section 5.08. Test Verifications. Lender or Lender's representative shall have the right to make test verifications of any and all Accounts Receivable and other Collateral in any manner and through any medium Lender considers advisable, and Borrowers shall render any necessary assistance to Lender. At such times as Lender may request and in the manner specified by Lender, Borrowers shall deliver to Lender or Lender's representative original invoices, agreements, proofs of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to Accounts Receivable or other Collateral, together with a schedule of the names and addresses of Borrower's customers, customer statements, schedules describing the Accounts Receivable or other Collateral and/or statements of account and confirmatory assignments to Lender of the Accounts Receivable or other Collateral, in form and substance satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of this Agreement contained elsewhere, Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any such schedule or confirmatory assignment (or the absence thereof or omission of any of the Accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrowers under this Agreement.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

         Section 6.01. Representations and Warranties. As an inducement to the Lender to execute this Agreement and to make Loans hereunder to the Borrowers and cause Summit Bank to issue Letters of Credit, the Borrowers hereby, jointly and severally, represent and warrant to the Lender as follows:

         (a) Each of the Borrowers is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation. Each of the Borrowers has the corporate power and authority to enter into and perform this Agreement and the other Loan Documents, to enter into and perform all of the obligations required of such Borrower by all other instruments and other documents referred to herein to which it is a party, to fulfill its obligations set forth herein and therein and to carry out the transactions contemplated hereby and thereby. Each of the Borrowers has all requisite corporate power to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to do business and in good standing in each jurisdiction where such Borrower owns, leases or operates any real or personal property and in each other jurisdiction where the failure to be so qualified could (singly or in the aggregate with all such other failures to be qualified) have a material adverse effect on the business, prospects, condition, affairs or operations of the Borrowers. As of the date of this Agreement, except as set forth on Exhibit A hereto, WOT has no Subsidiaries (other than APC), APC has no Subsidiaries and neither Borrower is a partner, member or equity holder of any partnership, limited liability company, joint venture or other Person.

         (b) The issued and outstanding capital stock of each Borrower has been duly authorized and is validly issued. WOT is the holder of all of the issued and outstanding capital stock of APC. Except as set forth on Exhibit B hereto, APC has not issued any rights, options, warrants or other securities or instruments, which upon exercise, exchange or conversion entitle the holder thereof to acquire capital stock of APC, or is otherwise obligated to issue any capital stock of APC or any such right, option, warrant or other security or instrument.

         (c) The execution, delivery and performance of this Agreement, the other Loan Documents and the other documents required to be executed by the Borrowers pursuant hereto have been duly authorized by all necessary corporate action, will not require the consent of any third party, and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could constitute a default on the part of either Borrower under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document or under any provision of the Charter or by-laws of either Borrower, or result in the imposition of any lien or encumbrance (except as set forth herein) on any property or assets of either Borrower. This Agreement and the other Loan Documents and the other documents delivered to the Lender by the Borrowers pursuant hereto are the legal, valid and binding obligations of each Borrower named as a party therein, enforceable as against each of the Borrowers in accordance with their respective terms.

         (d) Except as disclosed on Exhibit C hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrowers, threatened, anticipated or contemplated (nor, to the knowledge of the Borrowers, is there any basis therefor) against or affecting either
Borrower by or before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of this Agreement, the other Loan Documents or any other instrument provided for or contemplated by this Agreement or any action taken or to be taken in connection with the transactions contemplated hereby or thereby, nor are there any such actions, suits, proceedings or investigations pending or, to the knowledge of the Borrowers, threatened, anticipated or contemplated (nor, to the knowledge of the Borrowers, is there any basis therefor) which, if determined adversely to either Borrower, in any single case or in the aggregate, could result in any material adverse change in the business, prospects, condition, affairs or operations of the Borrowers.

         (e) Neither Borrower is in violation of any term of its Charter or by-laws, as now in effect, or in violation of any mortgage, indenture or judgment, decree or order, any other instrument, contract or agreement or any administrative determination, failure to comply with which, singly or in the aggregate with all such other failures, could have a material adverse effect upon the business, prospects, condition or operations of the Borrowers.

         (f) Each Borrower has filed proper and accurate federal, foreign, state and local tax returns, reports and estimates for all years and periods for which any such returns, reports or estimates were required to be filed and has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by any such returns, reports or estimates. Neither Borrower is delinquent in the payment of any tax, assessment or governmental charge, and no deficiencies for any tax, assessment or governmental charge have been asserted or assessed against either Borrower, and Borrowers knows of no material governmental liability or basis therefor for which adequate reserves have not been established in accordance with GAAP.

         (g) Each Borrower is in compliance with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets and all Premises occupied by it, failure to comply with which could, singly or in the aggregate with all other such failures, have a material adverse effect upon the business, prospects, condition or operations of the Borrowers. Without limiting the foregoing, each Borrower has all the required franchises, licenses, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all Premises occupied by it, as now conducted, owned and used or as proposed to be conducted, owned and used. Neither Borrower has received any notice, not heretofore complied with, from any federal, state or local authority or any insurance or inspection body that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law or any other requirement of any such authority or body. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution or delivery of, or for the performance by the Borrowers of any of their respective obligations under, this Agreement, the other Loan Documents or any other instrument provided for or contemplated by this Agreement.

         (h) Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System. Neither Borrower is an "investment company" nor the "affiliate" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         (i) Each Borrower has good and marketable title to all assets now carried on its books, including those reflected on its financial statements referred to in Section 6.01(j) or acquired since the date of such statements, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except as permitted under Section 7.02(b). Each Borrower enjoys peaceful and undisturbed possession under all leases under which it is operating, and all of such leases are valid and subsisting and in full force and effect.

         (j) The financial statements of the Borrowers as of and for the fiscal year ended December 31, 1999 heretofore delivered to the Lender, fairly present the financial condition of the Borrowers as at the dates thereof and for the periods covered thereby. Said financial statements (and all financial statements hereafter delivered pursuant to Section 7.03) are (and will be) prepared in accordance with GAAP, consistently applied throughout the relevant periods. The Borrowers have no liability, contingent or otherwise, not disclosed in the aforesaid financial statements or in any notes thereto that could materially adversely affect the financial condition of the Borrowers. The following representations are true at the date hereof and shall be true at the date of each Loan, in each case since the date of the most recently delivered financial statements, except as otherwise previously disclosed to the Lender in writing: (i) there has been no material adverse change in the business, assets or condition, financial or otherwise, of the Borrowers; (ii) neither the business, condition or operations of either Borrower nor any of their respective properties or assets have been materially adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; (iii) neither Borrower has experienced any material controversy or problem with its employees or with any labor organization; and (iv) neither Borrower has entered into any material transaction.

         (k) Each Borrower owns or has a valid right to use the patents, patent rights or licenses, formulae, copyrights, trademarks, trademark licenses, trademark applications, service marks, service mark licenses, service mark applications and trade names now being used or necessary to conduct its business, all of which, including all applications with respect thereto, are listed and described on Exhibit D hereto; and (subject as aforesaid) the conduct of the business of the Borrowers, as now operated, does not conflict with patents, patent rights or licenses, copyrights, trademarks, trademark licenses, service marks, service mark licenses or trade names of others in any manner that could materially adversely affect the business, prospects, assets or condition, financial or otherwise, of the Borrowers.

         (1) No employee pension benefit plan maintained by either Borrower or in which employees of either Borrower participate has any accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") nor does either Borrower have any material liability to the Pension Benefit Guaranty Corporation ("PBGC") established under ERISA (or any successor thereto) in connection with any employee pension benefit plan (or other class of benefit which the PBGC has elected to insure), and there have been no "reportable events" or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 4043 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, respectively. Except as listed on Exhibit E hereto, neither Borrower maintains any profit-sharing, retirement, deferred compensation, ESOP, stock bonus, stock option or similar benefit plan for any officers or employees.

         (m) The chief executive office and principal place of business of Borrowers and Borrowers' Records concerning Accounts Receivable are located only at 225 Long Avenue, Hillside, New Jersey 07205 and their only other places of business, including without limitation "demo" offices, and the only other locations of Collateral, if any, are the addresses set forth in Exhibit G, subject to the right of Borrower to establish new locations in accordance with Section 7.01(p). Exhibit G correctly identifies any of such locations which are not owned by either Borrower and sets forth the owners and/or operators thereof and to the best of Borrowers' knowledge, the holders of any mortgages on such locations.

         (n) None of the officers or key employees of either Borrower is subject to any agreement in favor of anyone other than such Borrower which limits or restricts such Person's right to engage in the type of business activity conducted or proposed to be conducted by the Borrowers or to use therein any property or confidential information or which grants to anyone other than the Borrowers, any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer or key employee.

         (o) Neither Borrower is a party to any contract or agreement, the terms of which now have or, as far as can be reasonably foreseen, may have a material adverse effect on the financial condition, business or properties of the Borrowers.

         (p) Neither this Agreement, nor the financial statements referred to herein, nor any other agreement, document, certificate or statement furnished to the Lender by or on behalf of either Borrower in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the special knowledge of any of the executive officers of the Borrowers which has not been disclosed herein or in writing by them to the Lender and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, properties, assets or condition, financial or other, of the Borrowers.

         (q) After giving effect to the extension of financial accommodations contemplated by this Agreement, each Borrower (i) is and will be able to pay its debts as they become due, (ii) has and will have funds and capital sufficient to carry on its business as now conducted or as contemplated to be conducted, (iii) owns property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due, and (iv) is not insolvent and will not be rendered insolvent as determined by applicable law.

         (r) ACC and WOT have made all filings with the SEC that they have been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Borrowers have delivered to the Lender a correct and complete copy of each Public Report filed since December 31, 1996 (together with all exhibits and schedules thereto and as amended to date).

         (s) (i) Neither Borrower nor any of their Subsidiaries has caused, allowed, or contracted with any Person for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances in connection with the operations of its business or otherwise, which has had or, if conducted in violation of applicable Environmental Laws, could materially adversely affect the business, properties, assets or condition, financial or other, of the Borrowers;

                  (ii) The Borrowers and their Subsidiaries, the operations of their respective businesses, and any Premises of the Borrowers are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances, the noncompliance with which has had or could materially adversely affect the business, properties, assets or condition, financial or other, of the Borrowers;

                  (iii) Neither Borrower nor any Subsidiary has received any citation, directive, letter or other communications, written or oral, or any notice of any proceedings, claims or lawsuits, from any person, entity or governmental authority arising out of the ownership or occupation of the Premises, or the conduct of their respective operations, nor is either Borrower aware of any basis thereof, which have had, or, if adversely determined, could materially adversely affect the business, properties, assets or condition, financial or other, of the Borrowers;

                  (iv) Each Borrower and each Subsidiary or the Borrowers has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by any Environmental Laws applicable to the Premises and the business operations conducted therein (including operations conducted by tenants on the Premises) and is in compliance with all such permits, licenses and approvals), which if not obtained and maintained could materially adversely affect the business, properties, assets or condition, financial or other, of the Borrowers;

                  (v) Neither Borrower nor any or their Subsidiaries has caused, or allowed a release, or a threat of release, of any Hazardous Substance unto, nor to the best of the Borrowers' knowledge have the Premises or any property at or near the Premises ever been subject to a release, or a threat of a release, of any Hazardous Substance, which has had or, if occurring in violation of applicable Environmental Laws could materially adversely affect the business, properties, assets or condition, financial or other, of the Borrowers; and

                  (vi) There are no past or pending violations of, or claims, orders or other legal proceedings under, Environmental Laws nor any condition, occurrence or matter reasonably anticipated to give rise to a claim, order or other legal proceeding under Environmental Laws, which if adversely determined could materially adversely affect the business, properties, assets or condition, financial or other, of the Borrowers.

         (t) The most recent list of Accounts Receivable of the Borrowers delivered to Lender is complete, contains an accurate aging thereof and identifies all of the VTI Excluded Accounts Receivable. All of the Accounts Receivable reflected thereon are valid, are subject to no counterclaims or setoffs of any nature whatsoever, and require no further act on either Borrower's part to make such Accounts Receivable owing by the applicable account debtors. None of such Accounts Receivable include any conditional sales, consignments or sales on any basis other than that of absolute sale in the ordinary and usual course of business, except as otherwise set forth on said list. No agreement has been made under which any deductions or discounts may be claimed as to any such Accounts Receivable except customary discounts in the ordinary course of business.

         (u) The most recent list of the Inventory of the Borrowers delivered to Lender is complete and accurate in all material respects. The Borrowers' Inventory consists of items of quality and quantity suitable for sale, lease or use in the ordinary course of their business. The value of obsolete items, items below standard quality and items in the process of repair included in such Inventory have been written down to realizable market value, or adequate reserves have been provided therefore, and the values carried on the Borrowers' balance sheet are set at the lower of cost or market, in accordance with GAAP.

         (v) To the best of the Borrowers' knowledge, the hardware and software utilized by Borrowers have been designed to ensure year 2000 A.D. compatibility, including date data, century recognition, leap year, calculations which accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

         (w) The Merger has closed as of the Merger Effective Date in accordance with its terms, and the Lender has been provided with a complete set of all documents related to the Merger.

                                  ARTICLE VII

                          COVENANTS OF THE BORROWERS

         Section 7.01. Affirmative Covenants Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof, the Borrowers, jointly and severally, covenant and agree that so long as the Commitment is in effect or any Loan or Letter of Credit is outstanding or any other obligation of the Borrowers to the Lender remains unpaid:

         (a) (Payment of Loans) The Borrowers will pay the principal of and interest on the Loans hereunder and pay all amount with respect to any open Letters of Credit or drawings thereunder, including all fees, charge, interest or other expenses with respect thereto at the times and place and in the manner provided herein, and will promptly pay when due any and all other amounts owing to the Lender, in respect of fees or otherwise.

         (b) (Taxes and Other Obligations) The Borrowers will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or them, or upon its or their income or profits, or upon any properties belonging to it or them, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of either Borrowers prior to the earlier of (i) ten (10) days following the date on which penalties or interest would attach thereto, or (ii) the date upon which any lien or charge with respect thereto upon any properties of either Borrower would attach thereto; provided that the Borrowers shall not be required to pay any such tax, assessment, charge, levy or claim due to or by any state, municipality or instrumentality thereof which is being contested in good faith and by proper proceedings which serve as a matter of law to stay the enforcement of any remedy of the taxing authority or claimant and as to which the Borrowers shall have set aside on its books adequate reserves.

         The Borrowers will pay in a timely manner all obligations with respect to the Panasonic Debt and all material lease obligations, trade debt and purchase money obligations, other than any such lease obligations, trade debt and purchase money obligations which either Borrower is contesting in good faith, with adequate reserves having been established, under circumstances in which no material asset or interest of the Borrowers could be jeopardized. The Borrowers will fully, faithfully and punctually perform and fulfill all material covenants and agreements under the Panasonic Debt and any leases of real estate, agreements relating to purchase money debt, equipment leases and other material contracts, other than any such covenants and agreements which the relevant Borrower is contesting in good faith, with adequate reserves having been established, under circumstances in which no material asset or interest of the Borrowers could be jeopardized.

         (c) (Insurance) The Borrowers will maintain, with responsible and reputable insurance companies or associations reasonably satisfactory to the Lender, insurance in such amounts and covering such risks as are typically insured by similar businesses (and any such other insurance as the Lender may reasonably request from time to time), but in any event in amounts sufficient to prevent the Borrowers from becoming a co-insurer. The Borrowers shall deliver to the Lender copies of such insurance policies (and all renewals thereof) together with lender's loss payable endorsements naming Lender as a secured party executed by the insurers, such policies to provide that coverage may not be modified or terminated without prior notice to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by either Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral or other property of the Borrowers and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

         (d) (Legal Existence and Qualification) Each Borrower will preserve and maintain its corporate existence, rights, franchises and privileges and remain in good standing in the jurisdiction of its incorporation. Each Borrower will qualify and remain qualified and in good standing in each jurisdiction in which it maintains a warehouse or office and in each other jurisdiction in which the failure so to qualify could have a material adverse effect on the business, prospects, condition or operations of the Borrowers; provided that the Borrowers may fail to so qualify and remain qualified and in good standing in any jurisdiction so long as such failure shall not have a material adverse effect on the business, prospects, condition or operations of the Borrowers

         (e) (Compliance with Laws) Each Borrower will comply with the requirements of all applicable laws (including, without limitation, Environmental Laws), rules, regulations and the orders of any court or other tribunal or governmental or administrative authority or agency applicable to it or to its business, property or assets, all to the extent that failure to comply with any such laws, rules, regulations or orders could, singly or in the aggregate with all other such failures, have a material adverse effect on the business, prospects, condition or operations of the Borrowers. Each Borrower will obtain and maintain all licenses, permits and permissions relating to its properties or business, failure to obtain or maintain which could, singly or in the aggregate with all other such failures, have a material adverse effect on the business, prospects, condition or operations of the Borrowers.

         (f) (Inspection) Without limiting the provisions of Section 5.07, the Borrowers will permit the Lender, and any agents or representatives thereof, at the sole cost and expense of the Borrowers, which cost and expense shall be reasonable, upon reasonable notice to visit the properties of the Borrowers, and to examine and make copies of and take abstracts from the records and books of account of the Borrowers, and to discuss the affairs, finances and accounts of the Borrowers with any of their officers and with such other persons as may be designated by such officers, all of whom are hereby authorized and directed to cooperate with the Lender in carrying out the intent of this Section 7.01(f).

         (g) (Books and Records) The Borrowers will keep proper and complete records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Borrowers. All financial statements submitted to the Lender under this Agreement will be prepared in accordance with generally accepted accounting principles consistently applied, except that interim statements will be subject to normal year-end audit adjustment (not to be material) and to the absence of footnotes.

         (h) (Maintenance of Properties) The Borrowers will maintain and preserve all of their respective properties necessary or useful in the proper conduct of their respective businesses in good working order and condition (subject to ordinary wear and tear), making all necessary repairs thereto and replacements thereof.

         (i) (Continuation of Business) The Borrowers will continue to conduct in the ordinary course, the business in which each of them is presently engaged. Neither Borrower will, without the prior written consent of the Lender, directly or indirectly enter into any lines of business, businesses or ventures outside of the lines of business conducted by the Borrowers immediately prior to the date hereof.

         (j) (Bank Accounts) The Borrowers will maintain with the Summit Bank their principal operating and deposit accounts.

         (k) (Net Worth) The Borrowers will maintain, on a consolidated basis determined in accordance with GAAP, a Net Worth of not less than $10,000,000 at all times during the term of this Agreement.

         (l) (EBITDA) The Borrowers will maintain, on a consolidated basis determined in accordance with GAAP, quarterly EBITDA of at least $100,000 for each fiscal quarter commencing with the quarter ending June 30, 2000.

         (m) (Interest Coverage Ratio) The Borrowers will maintain on a consolidated basis determined in accordance with GAAP for each fiscal quarter commencing with the quarter ending June 30, 2000, a minimum Interest Coverage Ratio of 2:00 to 1:00.

         (n) (Excess Availability) At any time as of which the aggregate face amount of Letters of Credit issued by the Lender or any of its Affiliates for the account of either Borrower plus the Aggregate Revolving Loans plus the principal amount of other extensions of credit by the Lender or any of its Affiliates to either Borrower exceeds $7,500,000, the Borrowing Base shall equal or exceed such amount plus $1,000,000.

         (o) (SEC Matters) The Borrowers will make all filings, applications and notices with the SEC on a timely basis in accordance with the Securities Act and the Securities Exchange Act and WOT at all times will otherwise comply with all requirements thereunder.

         (p) (New Locations) Except as provided in the following sentence, each Borrower shall maintain its chief executive office and place of business at the address indicated in Section 6.01(m) and shall render all billings and account statements to its customers from such address. Either Borrower may change its chief executive office and place of business and may open any new location within the continental United States provided such Borrower (i) gives Lender thirty (30) days prior written notice of the intended opening of any such new location, and (ii) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements and waivers of liens or other interests in the collateral by landlords and warehousemen.

         Section 7.02. Negative Covenants. Without limiting any other covenants and provisions hereof, the Borrowers, jointly and severally, covenant and agree that, so long as any Commitment is in effect or any Loan is outstanding or any other obligation of the Borrowers to the Lender has not been fully performed:

         (a) (Indebtedness) Neither Borrower will create, incur, assume or suffer to exist any Indebtedness without the written consent of the Lender, which consent shall not be unreasonably withheld, except for:

                  (i) Indebtedness owed hereunder to the Lender or the Lender's Affiliates, including without limitation, the Indebtedness represented hereby;

                  (ii) the Panasonic Debt, provided that each remains subject to the applicable Subordination Agreement;

                  (iii) the FINOVA Debt, provided that the FINOVA Intercreditor Agreement shall remain in effect;

                  (iv) Indebtedness of the Borrowers for taxes, assessments and governmental charges or levies due to States, municipalities or their instrumentalities, to the extent payment thereof shall not at the time be required under Section 7.01(b) above;

                  (v) unsecured current liabilities of the Borrowers (other than for money borrowed or for the deferred purchase price of property) incurred upon customary terms in the ordinary course of business;

                  (vi) purchase money Indebtedness, other than Panasonic Debt which is subject to the Panasonic Subordination Agreement, and the FINOVA Debt which is subject to the FINOVA Intercreditor Agreement, and capital lease financing owed to vendors or lessors of equipment used in the business of the Borrowers; provided that the principal amount of purchase money Indebtedness and capital lease financing permitted under this clause (vi) of Section 7.02 (a) will never exceed $250,000 in aggregate principal amount outstanding at any one time;

                  (vii) other Indebtedness existing at the date hereof, but only to the extent set forth on Exhibit F hereto; and

                  (vii) existing guaranties expressly permitted pursuant to
         Section 7.02(c) below.

Nothing contained in this Section 7.02(a) will be deemed to prohibit or limit any operating leases.

         (b) (Liens) Neither Borrower will create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "liens"), upon or with respect to any of its property or assets, now owned or hereafter acquired, except that the foregoing restrictions shall not apply to:

                  (i) liens for taxes, assessments or governmental charges due to States, municipalities or instrumentalities thereof or levies by States, municipalities or instrumentalities thereof on property of the Borrowers if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement of any remedies of the taxing authorities and as to which adequate reserves have been made;

                  (ii) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made;

                  (iii) pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

                  (iv) liens in favor of Panasonic securing the Panasonic Debt, respectively; provided that each such lien remains subject to the applicable Subordination Agreement;

                  (v) liens (other than the liens described in clause (iv) of this Section (b) of Section 7.02) existing on the date hereof to the extent listed on Exhibit F hereto;

                  (vi) liens securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations and surety bonds arising in the ordinary course of business;

                  (vii) zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use; and

                  (viii) capital leases and liens securing the purchase price of property (to the extent such capital leases and purchase money financing are permitted by clause (vi) of Section 7.02(a) above), provided that each such lien is given solely to secure the purchase price of (or lease payments in respect of) such property, does not extend to any other property and is given at the time of the acquisition of such property;

                  (ix) liens in favor of FINOVA securing the FINOVA Debt, provided that each such lien remains subject to the FINOVA Intercreditor Agreement;

                  (x) liens in favor of Picture Tel securing the Picture Tel Debt, provided that each such lien remains subject to the Picture Tel Subordination Agreement; and

                  (xi) liens in favor of Reece securing the Reece Debt, provided that each such lien remains subject to the Reece Subordination Agreement.

         (c) (Guaranties) Neither Borrower will assume, guarantee, endorse or otherwise become directly or contingently liable including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss, in connection with any Indebtedness of any other Person, except (i) guaranties by endorsement for deposit or collection in the ordinary course of business and (ii) any guaranty in favor of the Lender.

         (d) (Mergers, Dispositions, etc.) Neither Borrower will merge, combine or consolidate with any other Person. Neither Borrower will liquidate or dissolve or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any item or items material to its business (whether now owned or hereafter acquired) included in the assets of the Borrowers, except that the Borrowers may sell or dispose of property through (i) sales of inventory in the ordinary course of business and (ii) disposal of worn out or obsolete equipment in the ordinary course of business.

         (e) (No Factoring) Neither Borrower will sell, assign, factor or dispose in any way of any of its Accounts or other rights to payment, with or without recourse.

         (f) (Loans and Advances) Neither Borrower will make or maintain any loan or advance to any Person, including, without limitation, the directors, officers and employees of either Borrower except travel advances, advances against salary and loans made to employees in the ordinary course (all of which loans and advances described in this clause (i) shall not exceed $25,000 in the aggregate).

         (g) (Investments and Acquisitions) Neither Borrower will, without the Lender's prior written consent, invest in, hold or purchase any stock or securities of any Person except (i) readily marketable direct obligations of, or obligations guarantied by, the United States of America or any agency thereof,
(ii) other investment grade debt securities, (iii) mutual funds, the assets of which are primarily invested in items of the kind described in the foregoing clauses (i) and (ii) of this Section 7.02(g), (iv) deposits with or certificates of deposit issued by the Summit Bank and any other obligations of Summit Bank or the Lender's parent, and (v) deposits in any other bank organized in the United States having capital in excess of $1,000,000,000. The Borrowers will give the Lender prompt written notice if either Borrower forms or acquires any Subsidiary. Without limitation of the foregoing, neither Borrower will, without the prior written consent of the Lender, make any Acquisition.

         (h) (No Waiver) Neither Borrower will waive any material debt or claim, except in the ordinary course of its business.

         (i) (Principal Place of Business) The Borrowers will give prompt written notice to the Lender if either Borrower moves its chief executive offices or principal place of business or any Inventory from the applicable addresses described in Section 6.01(m) or changes its name or form of organization.

         (j) (Dividends; Distributions) Neither Borrower will, without the prior written consent of the Lender, declare or pay any dividends (other than dividends payable solely in capital stock of either Borrower or dividends payable by APC solely to WOT), purchase, redeem, retire or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders or any Affiliate.

         (k) (Partnerships) Neither Borrower will become a partner, member or equity owner of any partnership, limited liability company or joint venture if the result of such partnership, limited liability company or joint venture is that any Person which is not the Borrowers has the ability to incur any Indebtedness on behalf of the Borrowers or to commit any assets of the Borrowers or such Subsidiary without the consent of the Borrowers.

         (l) (Affiliate Transactions) Neither Borrower will enter into any transaction, including, without limitation, the purchase, sale or exchange of any property or the rendering of any service, with any present or former Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to such Borrower, than would be obtained in a comparable arms'-length transaction with any Person not an Affiliate.

         (m) (Hazardous Materials) Neither Borrower will dispose of any Hazardous Substance on any Premises of the Borrowers; nor shall either Borrower store or suffer or permit to exist on any Premises of the Borrowers any Hazardous Substance, nor transport or arrange the transport any Hazardous Substance, except under valid permits and licenses and otherwise in compliance with all applicable Environmental Laws. The Borrowers shall provide the Lender with prompt written notice of (i) any material release or threat of release of any Hazardous Substance at or from any Premises or any site or vessel owned, occupied or operated by the Borrowers and (ii) any incurrence of any expense or loss by any governmental authority in connection with the assessment, containment or removal of any Hazardous Substance for which expense or loss the Borrowers may be liable.

         (n) (Change of Fiscal Year, etc.) Neither Borrower will make any material change in the nature of their respective businesses as conducted at the date hereof. Neither Borrower will change its fiscal year or, in any material respect, their accounting principles or methods of applying same. If any accounting treatment or classification is for any reason changed as to the accounts of either Borrower, the Borrowers will forthwith notify the Lender of same in writing and will execute and deliver such amendments to this Agreement as the Lender may reasonably deem necessary or desirable in order to preserve unimpaired the rights of the Lender and the obligations of the Borrowers under this Agreement.

         (o) (No Margin Stock) No proceeds of any Loan shall be used directly or indirectly to purchase or carry any margin stock.

         Section 7.03. Reporting Requirements. The Borrowers, jointly and severally, agree that so long as any Loan to the Borrowers shall be outstanding or any other obligation of either Borrower to the Lender shall remain unpaid or the Commitment remains in effect hereunder, the Borrowers shall furnish or cause to be furnished to the Lender:

         (a) As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Borrowers, a copy of the annual consolidated financial statements for such fiscal year for the Borrowers, including therein a consolidated balance sheet of the Borrowers as at the end of such fiscal year and consolidated statements of income and retained earnings and statements of cash flow for the Borrowers for such fiscal year, prepared in accordance with GAAP, consistently applied and certified by the independent certified public accountants of the Borrowers, which shall be reasonably acceptable to the Lender), such certification to be in such form as is generally recognized as "unqualified". Each of the annual financial statements submitted under this Section shall be accompanied by a statement of the independent certified public accountants stating whether in the course of their examination (which shall include a review of this Agreement) they became aware of the existence as at the end of the fiscal year covered by such financial statements of any event, transaction, occurrence or state of affairs which would contravene or violate any of the covenants or agreements contained in this Agreement and, if their examination has disclosed any such event, transaction, occurrence or state of affairs, specifying the nature and period of the existence thereof. Said accountants shall also state that they have examined the certificates of the chief financial officers of the Borrowers referred to in Section 7.03(d) and that their examination has not disclosed the existence of anything contrary to the matters set forth in such certificates. Such accountants' statement shall also include a schedule setting forth the computations necessary to determine compliance, as at the relevant fiscal year-end, with each of Sections 7.01(k), (l), (m) and (n).

         (b) Within thirty (30) days after the end of each month of the Borrowers, an unaudited consolidated balance sheet of the Borrowers and unaudited consolidated related statements of income and cash flow of the Borrowers, prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and subject to the information to be presented in year-end schedules and footnotes) and certified as fairly presenting the financial condition of the Borrowers by the chief financial officer of the Borrowers, each such balance sheet to be as at the end of the relevant month and such statements of income and cash flow to be for such month and for the fiscal year to date, in each case together with a comparison to budget.

         (c) Within 30 days after the end of each fiscal quarter of the Borrowers, a certificate executed by the chief financial officer of the Borrowers stating that he has reviewed this Agreement and has no knowledge of any default by the Borrowers in the performance or observance of any of the provisions of this Agreement or, if he has such knowledge, specifying each such default and the nature thereof. Each such quarterly certificate shall be accompanied by a statement of the chief financial officer of the Borrowers setting forth in detail the computations necessary to determine compliance with each of Section 7.01(k), (l), (m) and (n).

         (d) Promptly following the filing thereof with the SEC, a copy of each filing, submission or notice by the Borrowers or their Affiliates to or with the SEC, including without limitation quarterly reports on Form 10-Q.

         (e) On or before the close of business of each Monday, a schedule of collections for the immediately preceding week, together with such other information and documentation as Lender may request.

         (f) On or before the close of business of each Monday, a schedule of sales for the immediately preceding week, together with such other information and documentation as Lender may request.

         (g) On or before the fifteenth (15th) day of each month, a detailed aging report setting forth and certifying the amounts due and owing on Accounts Receivable on Borrowers' books as of the close of the preceding month, together with a reconciliation report satisfactory to Lender setting forth the aggregate amount of all sales, collections, payments and adjustments to Accounts Receivable (including, without limitation, any and all offsets, deductions and/or contras) on Borrowers' books for such preceding month, which shall also identify the VTI Excluded Accounts Receivable as of the close of such month.

         (h) On or before the fifteenth (15th) day of each month, detailed aging reports, in form, content and substance reasonably acceptable to Lender, setting forth amounts due and payable on accounts payable on Borrowers books as of the close the preceding month.

         (i) On or before the tenth (10th) and twenty-fifth (25th) days of each month, (i) a report of Inventory, in form, substance and content reasonably satisfactory to Lender, setting forth the total value of Borrower's Inventory; (ii) the location of the Inventory; and (iii) a certified statement showing Inventory on hand, Inventory represented or covered by warehouse receipts or bills of lading, Eligible Inventory on hand and Inventory in possession of bailees, including the names and addresses of such bailees, in each case as of the end of such preceding month and the fifteenth (15th) day of such current month, respectively.

         (j) Promptly after receipt, a copy of all audits (annual or special) submitted to the Borrowers by their independent public accountants and any letter of comments or management letter with respect to any such audit directed by such accountants to the management of the Borrowers.

         (k) Immediately after the occurrence of any Default or Event of Default with respect to the Borrowers, the statement of the Borrowers setting forth details of each such Default or Event of Default and the action which the Borrowers proposes to take with respect thereto.

         (l) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which either Borrower is a party; provided, however, that no such notice need be given with respect to any such action, suit or proceeding which seeks monetary damages only and in an amount of less than $50,000.

         (m) Promptly after the Borrowers has knowledge thereof, written notice of:

                  (i) termination or potential termination of any consent, license, permit or franchise material to the conduct of the business of the Borrowers or the ownership of its or their property and assets;

                  (ii) any material loss, damage or destruction to or of any property or assets of the Borrowers (regardless of whether the same is covered by insurance);

                  (iii) any material controversy with the employees of the Borrowers or with any labor organization; and

                  (iv) any other material development adversely affecting the Borrowers, or any of their respective business, prospects, properties, assets or conditions, financial or otherwise.

         (n) Such other information respecting the financial condition, operations and assets of the Borrowers as the Lender may from time to time reasonably request.

         Section 7.04.  .Covenants Relating to the Collateral.

         (a) The Borrowers shall notify Lender promptly of: (i) any material delay in performance by either Borrower of any of its obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any material settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor, and (iii) any event or circumstance which, to Borrowers knowledge would cause Lender to consider any then existing Accounts Receivable as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed to Lender. So long as no Default or Event of Default exists or has occurred and is continuing, Borrower may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that a Default or Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

         (b) Borrowers shall promptly report to Lender any return of Inventory by an account debtor. At any time that Inventory is returned, reclaimed or repossessed, the related Account

Receivable shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when a Default or Event of Default exists or has occurred and is continuing, the applicable Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

         (c) With respect to each Account Receivable: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no set-offs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

         (d) With respect to the Inventory: (i) Borrowers shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost thereof or and daily withdrawals therefrom and additions thereto; (ii) Borrowers shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning, such physical count; (iii) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrowers' business and except to move Inventory directly from one location set forth or permitted herein to another such location; (iv) upon Lender's request, Borrowers shall, at their expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (v) Borrowers shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (vi) Borrowers assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (vii) Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate either Borrower to repurchase such Inventory; (viii) Borrowers shall keep the Inventory in good and marketable condition; and (ix) Borrowers shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.


                                 ARTICLE VIII

                             DEFAULT AND REMEDIES

         Section 8.01. Events of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

         (a) The Borrowers shall fail to make any payment of principal of any Loan or payment of any amount to the Lender or Summit Bank with respect to the issuance of a Letter of Credit or a drawing thereunder on the date when due; or

         (b) The Borrowers shall fail to make any payment of interest on any Loan or in respect of any fees or charges described in this Agreement on the date when due; or

         (c) Any representation or warranty of the Borrowers contained herein shall at any time prove to have been incorrect in any material respect when made; or any representation or warranty now or hereafter made by either Borrower in connection with this Agreement or in connection with any Loan shall at any time prove to have been incorrect in any material respect when made; or

         (d) The Borrowers shall default in the performance or observance of any agreement or obligation under any of Article V, Sections 7.01(b) (first sentence only), 7.01(c), 7.01(d) (as applies to corporate existence only), 7.01(e), 7.01(k), 7.01(l), 7.01(m) or 7.01(n) or any provision of Sections 7.02,
7.03 or 7.04; or

         (e) The Borrowers shall default in the performance of any term, covenant or agreement contained in this Agreement (other than a default described in clauses (a), (b), (d) or (f) of this Section 8.01) and such default shall continue unremedied for thirty (30) days after notice thereof shall have been given to the Borrowers; or

         (f) Any default shall exist and remain unwaived or uncured with respect to (i) the Panasonic Debt, (ii) the FINOVA Debt or (iii) any Indebtedness of either Borrower in a principal amount equal to or greater than $50,000, or any of the aforesaid Indebtedness shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or the giving of notice or both would permit, the acceleration of the maturity of any such Indebtedness by the holder or holders thereof; or

         (g) (i) Either Borrower shall be dissolved or shall become bankrupt or shall cease paying its debts generally as they mature or shall make an assignment for the benefit of creditors; (ii) a trustee, receiver or liquidator shall be appointed for either Borrower or for a substantial part of the property of either Borrower; (iii) bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against either Borrower under the laws of any jurisdiction (other than any involuntary proceedings which are instituted against either Borrower without the acquiescence of the Borrowers, and which are dismissed of record within 45 days following the institution thereof); (iv) either Borrower shall convene or hold a meeting with its creditors to compromise or make similar arrangements with respect to its Indebtedness to such creditors; or (v) either Borrower or its directors, stockholders, officers or agents shall take any action to effect or commence any of the foregoing or with respect to any of the foregoing; or

         (h) Any uninsured judgment or any writ, attachment, execution or similar process in an amount of $100,000 or more shall be issued or levied against either Borrower and, in any such case, such judgment, writ, attachment, execution or similar process shall not be paid, released, vacated or fully bonded within ten (10) days after its issue or levy; or

         (i) Either Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of either Borrower to the PBGC which, in the reasonable opinion of the Lender, would be likely to have a material adverse effect upon the business, operations or financial condition of the Borrowers; or

         (j) Richard Reiss shall cease to serve as President and chief executive officer of the Borrowers; provided that, if the cessation of such service shall result from the death or disability of Mr. Reiss, same shall not be an Event of Default, unless within sixty (60) days of such cessation, the Borrowers shall not have appointed a replacement for Mr. Reiss to serve as President and chief executive officer of the Borrowers, who shall be reasonably acceptable to the Lender; or

         (k) The conviction of either Borrower or any of their officers under any quasi-criminal or criminal statute, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any material portion of the property of Borrower or which conviction Lender reasonably determines has a materially adverse effect upon the Borrowers' business; or

         (l) The filing of a federal lien for any taxes against either Borrower or any of its assets.

         Section 8.02. Rights and Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter, in addition to any other rights and remedies available to the Lender hereunder or otherwise, the Lender may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

         (a) Declare the entire unpaid principal amount of the Loans then outstanding, all interest accrued and unpaid with respect to any and all of the foregoing, and all other amounts payable under or with respect to this Agreement to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that upon the occurrence of any Event of Default under Section 8.01(g), all Loans and all other amounts payable under this Agreement will automatically become due and payable without any notice or any such declaration.

         (b) Declare the Commitment to be terminated, whereupon the same and all obligations of the Lender to make Revolving Loans shall be terminated forthwith and without notice; provided, however, that upon the occurrence of any Event of Default under Section 8.01(g), the Commitment will automatically terminate without any notice and without any such declaration.

         (c) Enforce the provisions of this Agreement by legal proceedings for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal or equitable remedy, and the Lender may recover damages caused by any breach by the Borrowers of the provisions of this Agreement, including court costs, reasonable attorneys' fees and other costs and expenses incurred in the enforcement of the obligations of the Borrowers hereunder.

         (d) Exercise all rights and remedies under this Agreement, the other Loan Documents, and any other agreement with the Lender, and exercise all other rights and remedies which the Lender may have under applicable law.

         (e) Exercise all rights and remedies provided in this Agreement, the other Loan Documents, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by either Borrower, except as such notice or consent is expressly provided for hereunder or required by applicable law.

         (f) (i) With or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require Borrowers, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, or (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms a Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers.

         Section 8.03. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits (other than monies held in custody or trust accounts) and any other Indebtedness at any time held or owing by the Lender or any Affiliate of the Lender to or for the credit or the account of the Borrowers against and on account of the obligations, liabilities and claims of the Borrowers to the Lender under this Agreement, irrespective of whether or not the Lender shall have made any demand for payment and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of any collateral. The Borrowers also grants to the Lender a security interest with respect to all its deposits and all securities or other property (other than deposits, securities or other property held in custody or trust accounts) in the possession of the Lender or any Affiliate of the Lender from time to time in order to secure the Loans and all other amounts now or hereafter due under this Agreement, and, upon the occurrence of any Event of Default, the Lender may exercise all rights and remedies of a secured party under the Uniform Commercial Code.

         Section 8.04. Right to Cure. In the event that the Borrowers shall fail to pay any tax, assessment, governmental charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event that the Borrowers shall fail to pay or comply with any other obligation hereunder, the Lender may, but shall not be required to, pay, satisfy, perform, discharge or bond the same for the account of the Borrowers, and all moneys so paid by the Lender shall be payable by the Borrowers to the Lender on demand and shall bear interest from the date of demand until paid at the lesser of (i) a fluctuating rate per annum which shall at all times be equal to the sum of two percent (2%) per annum plus the rate otherwise applicable to the relevant Loans, or (ii) the maximum rate permitted by then applicable law.

         Section 8.05. Rights Cumulative. All rights, remedies and powers granted to Lender hereunder, under any of the other Loan Documents, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by either Borrower of this Agreement or any of the other Loan Documents. Lender may, at any time or times, proceed directly against either Borrower to collect the obligations without prior recourse to the Collateral.

         Section 8.06. Notice of Sale, etc. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be require.

                                  ARTICLE IX

                                 MISCELLANEOUS

         Section 9.01.No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or otherwise available to the Lender. Such remedies may be exercised without resort or regard to any other source of satisfaction of any liabilities of either Borrower to the Lender.

         Section 9.02.Amendments, Waivers and Consents. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by the Borrowers therefrom, shall be effective unless the same shall be signed by the Borrowers and the Lender. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In no event will any amendment, waiver or consent be deemed effective if the result of same is to decrease in any manner the compensation of the Lender or to increase in any manner the Lender's expenses, duties or responsibilities unless the Lender has, in each case, expressly assented thereto in writing.

         Section 9.03.Addresses for Notices, etc. Except as otherwise expressly provided in this Agreement, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

         If to the Borrowers:

              Wire One Technologies, Inc.
              225 Long Avenue
              Hillside, New Jersey 07205
              Attention:  Richard Reiss, President

         If to the Lender:

              Summit Commercial/Gibraltar Corp.
              546 Fifth Avenue
              New York, New York 10036
              Attention:  President

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section. Except as otherwise provided herein, all such notices, requests, demands and other communications shall be deemed sufficiently given when delivered or two (2) Business Days after the date when mailed by registered or certified mail, return receipt requested, postage and registration or certification charges prepaid, addressed as aforesaid.

         Section 9.04. Costs, Expenses and Taxes. The Borrowers, jointly and severally, agree to pay on demand all costs and expenses (including, without limitation, reasonable legal fees) of the Lender in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents and all other instruments and documents to be delivered hereunder and any amendments or modifications of any of the foregoing, or in connection with the examination, review or administration of any of the foregoing, as well as the costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel) incurred by the Lender in connection with preserving, enforcing or exercising any rights or remedies under this Agreement, the other Loan Documents and all other instruments and documents to be delivered hereunder, all whether or not legal action is instituted; provided that the Borrowers obligation to reimburse the Lender for legal fees in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents shall be limited to $10,000 plus reasonable out-of-pocket expenses of Lender's counsel. In addition, the Borrowers shall be jointly and severally obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the other Loan Documents and all other instruments and documents to be delivered hereunder, and agrees to save and keep the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. Any fees, expenses or other charges which the Lender is entitled to receive from the Borrowers hereunder shall bear interest from the date of demand for payment until paid at the lesser of (i) a fluctuating rate per annum which shall at all times be equal to the rate applicable to the Loans, or (ii) the maximum rate permitted by then applicable law.

         Section 9.05. Termination.

         (a) This Agreement and the other Loan Documents shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date two (2) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless either the Lender or the Borrowers shall notify the other in writing at least sixty (60) days prior to the end of the then effective term of its election not to renew this Agreement and the other Loan Documents; provided that this Agreement and all other Loan Documents must be terminated simultaneously.

         (b) Upon the effective date of termination (whether in the manner contemplated in (a) or (d) of this Section 9.05) or non-renewal of this Agreement and the other Loan Documents, Borrowers shall pay to Lender, in full, all outstanding and unpaid Loans and other Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding letters of credit and checks or other payments provisionally credited to the obligations and/or as to which

Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

         (c) No termination of this Agreement or the other Loan Documents shall relieve or discharge Borrowers of their respective duties, obligations and covenants under this Agreement or the other Loan Documents until all Loans and other Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Loan Documents and applicable law, shall remain in effect until all such obligations have been fully and finally discharged and paid.

         (d) The Borrowers may at any time, upon sixty (60) days written notice to the Lender, terminate in whole, but not in part, the Commitment.

         (e) If this Agreement is terminated by the Lender, as the result of an Event of Default described in Subsections 8.01(a), (b), (c), (g) or (j), or by the Borrowers prior to the end of the then current term or renewal term of this Agreement (whether pursuant to this Section 9.05 or otherwise), in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers, jointly and severally, agree to pay to Lender, upon the effective date of such termination, a commitment termination fee in the amount set forth below if such termination is effective in the period indicated:

                  (i) If such termination shall occur on or after the date hereof and on or prior to the first anniversary of the date hereof, the Borrowers shall pay a commitment termination fee equal to one percent (1%) of the Revolving Commitment Amount; and

                  (ii) If such termination shall occur following the first anniversary of the date hereof no commitment termination fee shall be due.

Such commitment termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 9.05 shall be deemed included in the Obligations.

         Section 9.06. Representations and Warranties. All covenants, agreements, representations and warranties made herein or in any other document delivered by or on behalf of the Borrowers pursuant to or in connection with this Agreement are material and shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by the Lender, shall survive the making of the Loans as herein contemplated, and shall continue in full force and effect so long as any of the Loans or other amount due under this Agreement remains outstanding and unpaid. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrowers pursuant hereto shall constitute representations and warranties by the Borrowers hereunder. Any request for a borrowing hereunder and any acceptance of a Loan hereunder by the Borrowers will be deemed a representation by the Borrowers that the Borrowers, as at the date of such borrowing, are in compliance with Sections 4.02(a)-(d) and that, after giving effect to such borrowing, the Aggregate Revolving Loans will not exceed the Maximum Available Commitment.

         Section 9.07. Binding Effect; Assignment. This Agreement shall be binding upon the Borrowers and their respective successors and assigns and shall inure to the benefit of the Borrowers, the Lender, and their permitted successors and assigns. Neither Borrower may assign this Agreement or any rights hereunder without the express written consent of the Lender. The Lender may, in accordance with applicable law, sell to one or more Persons, banks or other entities participations in all or a portion of the Lender's rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans).

         Section 9.08. Reproduction of Agreement. This Agreement and all other instruments, documents and papers which relate thereto which have been or may be hereafter furnished to the Lender may be reproduced by the Lender by any photographic, photostatic, micro-card, miniature photographic, xerographic or similar process, and the Lender may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

         Section 9.09. Consent to Jurisdiction. Each of the Borrowers irrevocably submits to the nonexclusive jurisdiction of any New York court or any federal court sitting within the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. Each of the Borrowers irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Borrowers agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon such Borrower in one of the manners specified in the following paragraph of this Section 9.09 or as otherwise permitted by law.

         Each of the Borrowers hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph of this Section 9.09 either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth in Section 9.03 or (ii) by serving a copy thereof upon it at its address set forth in Section 9.03. Each of the Borrowers irrevocably waives, to the fullest extent permitted by law, all claims of error by reason of any service as contemplated herein and agrees that such service shall (x) be deemed in every respect effective service upon such Borrower in any such suit, action or proceeding and (y) to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Borrower.

         Section 9.10. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles relating to conflicts or choice of laws .

         Section 9.11. Severability. In the event that any provision of this Agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid or unenforceable shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         Section 9.12. Headings. Article and Section headings in this Agreement and any table of contents are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 9.13 Indemnification. The Borrowers shall, jointly and severally, indemnify and hold Lender, and its directors, agents, employees, counsel and other Affiliates, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Loan Document, or any undertaking or proceeding related to any of the actions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel; provided that any such loss, claim, damage, liability, cost or expense shall not have resulted from the gross negligence or willful misconduct of the Lender or any of its directors, agents, employees, counsel or other Affiliates. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, the Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Loans and the other Obligations and the termination or non-renewal of this Agreement.

         Section 9.14.Waiver of Jury Trial. BORROWERS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR
(B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH

ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         Section 9.15.Release of Lender. Lender shall not have any liability to either Borrower (whether in tort, contract, equity or otherwise) for losses suffered by either Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and nonappealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.




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                                      -53-
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as an instrument under seal, by their respective officers thereunto duly authorized as of the date first above written.



                                    WIRE ONE TECHNOLOGIES, INC.

                                    By: /s/ Richard Reiss
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    ALLCOMM PRODUCTS CORP.

                                    By: /s/ Richard Reiss
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    SUMMIT COMMERCIAL/GIBRALTAR CORP.

                                    By: /s/ Illegible
                                       -----------------------------------------
                                       Name:
                                       Title: